Exhibit 4

CBM BANCORP, INC.

COMMON STOCK	COMMON STOCK

CERTIFICATE NO.	SHARES

INCORPORATED UNDER THE

LAWS OF THE STATE OF MARYLAND

SEE REVERSE FOR

CERTAIN DEFINITIONS

THIS CERTIFIES THAT

IS THE OWNER OF:

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK,

$0.01 PAR VALUE PER SHARE, OF

CBM Bancorp, Inc.

The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof in person, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions contained in the Corporation’s charter documents filed with the Maryland Department of Assessments and Taxation and its Bylaws (copies of which are on file at the Corporation’s main office), to all of the provisions the holder by acceptance hereof, assents.

This Certificate is not valid unless countersigned and registered by the Corporation’s transfer agent and registrar.

THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT

FEDERALLY INSURED OR GUARANTEED.

In Witness Whereof, CBM Bancorp, Inc. has caused this certificate to be executed by its duly authorized officers and has caused its corporate seal to be hereunto affixed.

DATED:

PRESIDENT AND CHIEF EXECUTIVE	SECRETARY
OFFICER

SEAL

Incorporated 2018

CBM BANCORP, INC.

The Board of Directors of the Corporation is authorized by resolution(s), from time to time adopted, to provide for the issuance of preferred stock in series and to fix and state the voting powers, designations, preferences, and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations, and restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

The shares represented by the certificate are subject to a limitation contained in the Articles of Incorporation to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock (the “Limit”) be entitled or permitted to any vote in respect of shares held in excess of the Limit.

The shares represented by this certificate may not be cumulatively voted in the election of directors of the Corporation. The shares represented by this certificate may not be cumulatively voted on any matter. The Articles of Incorporation require that, with limited exceptions, no amendment, addition, alteration, change or repeal of the Articles of Incorporation shall be made, unless such is first approved by the Board of Directors of the Company and approved by the stockholders by a majority of the total shares entitled to vote, or in certain circumstances approved by the affirmative vote of two-thirds of the shares entitled to vote..

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF TRANS MIN ACT -	Custodian (Cust) (Minor) under Uniform Transfers to Minors Act

TEN ENT -	as tenants by the entireties
(State)
JT TEN -	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED                                                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

                                 shares of the common stock represented by the within certificate and do hereby irrevocably constitute

and appoint                                          Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated	X

X

NOTICE: The signatures to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

SIGNATURE(S) GUARANTEED:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS, AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.
Countersigned and Registered:
Transfer Agent and Registrar

By:
Authorized Signature